EXHIBIT 10.1


                            PRO-PHARMACEUTICALS, INC.

                              EMPLOYMENT AGREEMENT


         EMPLOYMENT AGREEMENT, made this 6th day of May 2003, with an effective date as herewith set forth, between Pro-Pharmaceuticals, Inc., a Nevada corporation having an address of 189 Wells Avenue, Suite 200, Newton, Massachusetts 02459 (the "Company"), and, Anthony D. Squeglia, an individual residing at 20 Spyglass Point Circle, Bedford, New Hampshire 03110, (the "Employee").

         WHEREAS, the Company desires to hire the Employee, and Employee desires to be employed by the Company, on the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, the parties agree as follows:

1.       Employment.

         The Company shall employ the Employee, and Employee agrees to be so employed, with the title of Vice President, Investor Relations and report to the Chief Financial Officer of the Company (the "CFO"). The Employee acknowledges that Employee's employment by the Company will commence on May 19, 2003. The Employee agrees that, to the best of the Employee's ability and experience, Employee will at all times conscientiously perform all of the duties and obligations assigned to the Employee under this Agreement.

2.       Salary; Reimbursement of Expenses.

         (a) Salary. The Employee's salary for the period commencing on the date hereof will be $7,500.00 per month (the "Base Salary"), less required withholdings, payable on the Company's regular payroll dates. The Employee's salary shall be reviewed at least annually and is subject to adjustment in connection therewith. Such salary as in effect from time to time is herein referred to as the "Base Salary".

         (b) Reimbursement of Expenses. The Company shall reimburse the Employee for all reasonable and appropriate or necessary out-of-pocket expenses incurred in connection with the Employee's carrying out the Employee's duties under this Agreement, in conformity with such procedures as the Company may establish from time to time.

3. Benefits. The Employee will be entitled to insurance, vacation and other benefits commensurate with the Employee's position in accordance with the Company's standard employee benefits policies as in effect from time to time.

         To the extent the Company obtains insurance with respect to (i) directors' and officers' liability, (ii) errors and omissions and (iii) general liability insurance, the Employee shall be covered by such insurance to the same extent as other senior executives and directors of the Company.


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4.       Conflicting Employment. The Employee agrees that, during the term of the Employee's employment with the Company, Employee will not engage in any other employment, occupation, consulting or other business activity related to the business in which the Company is now involved or becomes involved during such Term, nor will the Employee engage in any other activities that conflict with the Employee's obligations to Company.

5. Compliance with Company Policy. During this agreement, the Employee shall observe all Company rules and policies, including such policies as are contained in the Company policy and procedures manual as from time to time amended.

6.       Termination of Employment.

         (a) For Cause. The Company shall have the right, upon written notice thereof to the Employee, to terminate the Employee's employment hereunder if

                  (i) the Employee

                  (A) fails or refuses in any material respect to perform any duties consistent with the terms hereof communicated to the Employee in writing by either the CEO, CFO or COO.

                  (B) is grossly negligent in the performance of the Employee's duties hereunder,

                  (C) is convicted of a felony or other violation which in the reasonable judgment of the CEO or CFO could materially impair the Company from substantially meeting its business objectives, or

                  (D) is found to have committed any act of fraud, misappropriation of funds or embezzlement with respect to the Company; and

                  (ii) except as to the matters referred to in clauses (C) or
         (D), within thirty (30) days (the "Cure Period") after delivery of written notice from the CEO, CFO, or the Board of Directors of the Company (the "Board"), stating with specificity the nature of the reason for an anticipated for-cause termination, if the Employee fails to cure, or if the matter is not curable within the Cure Period the Employee fails, in the judgment of the CEO or CFO, within the Cure Period to undertake diligently to cure such, failure, refusal or negligence. In the event of termination pursuant to this Section 6(a), the Employee shall be entitled to the payments and benefits set forth in Sections 2 and 3 hereof through the end of the Cure Period.

         (b) Without Cause. In the event the employment of the Employee is terminated by the CEO, CFO or COO for any reason other than as stated in Section 6(a), any such termination deemed for the purposes hereof to be "without cause." In that event,


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                  (i) if termination occurs prior to or within six (6) months of hire (November 30, 2003, the Employee shall be paid Base Salary for one month, after the effective date of such termination,

                  (ii) if the termination occurs after six (6) months of hire (October 31, 2003), the Employee shall be paid Base Salary for two (2) months, plus one (1) month of service for each year, not to exceed six
         (6) months;

                  (iii) the Employee shall be reimbursed for all expenses pursuant to Section 2 incurred through such effective date,

                  (iv) the Employee shall continue to have during such post-employment period two (2) months of benefits, to the extent permitted by law, to which he was entitled pursuant to Section 3 hereof while he was employed by the Company,

         (c) Survival of Obligations. The obligations of the Corporation and the Employee set forth in Section 2(c) (reimbursement of expenses), in this Section 6, Section 7 (confidentiality), Section 8 (assignment of inventions), Section 10 (non-solicitation), Section 11 (non-competition) and Section 12 (publications) will survive the termination of Employee's employment hereunder, regardless of cause.

7.       Confidential Information.

         (a) Company Information. The Employee agrees at all times during the term of the Employee's employment or other involvement with the Company and thereafter to hold in strictest confidence, and not to use, except for the benefit of the Company, or to disclose to, or permit the use by, any person, firm or corporation without written authorization of its Board of Directors, any Confidential Information of the Company. The Employee understands that "Confidential Information" means any Company proprietary information, technical data, trade secrets or know-how or other business information disclosed to the Employee by the Company, either directly or indirectly in writing, orally or by drawings or inspection of parts or equipment, including, but not limited to:

                  (i) medical and drug research and testing results and information, research and development techniques, processes, methods, formulas, trade secrets, patents, patent applications, computer programs, software, electronic codes, mask works, inventions, machines, innovations, ideas, designs, creations, writings, books and other works of authorship, discoveries, improvements, data, formats, projects and research projects;

                  (ii) information about costs, profits, markets, sales, contracts and lists of customers, and distributors, business, marketing, and strategic plans; forecasts, unpublished financial information, budgets, projections, and customer identities, characteristics and agreements as well as all business opportunities, conceived, designed, devised, developed, perfected or made by the Employee, whether alone or in conjunction with others, and related in any manner to the actual or anticipated business of the Company or to actual or anticipated areas of research and development; and

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                  (iii) employee personnel files and compensation information.

         The Employee further understands that Confidential Information does not include any of the foregoing items which (A) has become publicly known or made generally available to the public through no wrongful act of the Employee, (B) has been disclosed to the Employee by a third party having no duty to keep Company matters confidential, (C) has been developed by the Employee independently of employment by the Company, (D) has been disclosed by the Company to a third party without restrictions on disclosure, or (E) has been disclosed with the Company's written consent. The Employee further agrees that all Confidential Information shall at all times remain the property of the Company.

         (b) Third Party and Former Employer Information. The Employee agrees that the Employee will not improperly use or disclose any proprietary information or trade secrets of any former employer or other person or entity with which the Employee has an agreement or duty to keep in confidence information acquired by the Employee and that the Employee will not bring onto the premises of the Company any unpublished document or proprietary information belonging to any such employer, person or entity unless consented to in writing by such employer, person or entity.

         (c) Future Third Party Information. The Employee recognizes that the Company has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. The Employee agrees to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out the Employee's work for the Company consistent with the Company's agreement with such third party.

         (d) Prior Actions and Knowledge. The Employee represents and warrants that from the time of the Employee's first contact with the Company, the Employee has held in strict confidence all Confidential Information and has not disclosed any Confidential Information, directly or indirectly, to anyone outside the Company, or used, copied, published, or summarized any Confidential Information, except to the extent otherwise permitted in this Agreement.

         (e) Third Parties. The Employee will not disclose to the Company or use on its behalf any confidential information belonging to others, and the Employee will not bring onto the premises of the Company any confidential information belonging to any such party unless consented to in writing by such party.

8.       Inventions.

         (a) Inventions Retained and Licensed. Attached hereto, as Exhibit A, is a list describing all ideas, processes, trademarks, service marks, inventions, designs, technologies, computer hardware or software, original works of authorship, formulas, discoveries, patents, copyrights, copyrightable works, products, marketing and business ideas, and all improvements, know-how, data, rights, and claims related to the foregoing, whether or not patentable, registrable or copyrightable, which were conceived, developed or created by the Employee prior to Employee's employment or first contact with the Company (collectively referred to as "Prior Inventions"), (A) which belong to the

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Employee, (B) which relate to the Company's current or contemplated business, products or research and development, and (C) which are not assigned to the Company hereunder. If there is no Exhibit A or no items thereon, the Employee represents that there are no such Prior Inventions. If in the course of Employee's employment with the Company, the Employee incorporates or embodies into a Company product, service or process a Prior Invention owned by the Employee or in which the Employee has an interest, the Company is hereby granted and shall have a nonexclusive, royalty-free, irrevocable, perpetual, worldwide license to make, have made, modify, use and sell such Prior Invention as part of or in connection with such product, service or process.

         (b) Assignment of Intellectual Property Items. The Employee agrees that Employee will promptly make full written disclosure to the Company and will hold in trust for the sole right and benefit of the Company, and the Employee hereby assigns to the Company, or its designee, all of the Employee's right, title and interest in and to any and all ideas, processes, trademarks, service marks, inventions, designs, technologies, computer hardware or software, original works of authorship, formulas, discoveries, patents, copyrights, copyrightable works, products, marketing and business ideas, and all improvements, know-how, data, rights, and claims related to the foregoing, whether or not patentable, registrable or copyrightable, which the Employee may , on or after the Effective Date, solely or jointly with others conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice, during the period of time the Employee is in the employ of the Company (collectively referred to as "Intellectual Property Items"); and the Employee further agrees that the foregoing shall also apply to Intellectual Property Items which relate to the business of the Company or to the Company's anticipated business as of the end of the Employee's employment and which are conceived, developed, or reduced to practice during a period of one year after the end of such employment. Without limiting the foregoing, the Employee further acknowledges that all original works of authorship which are made by the Employee (solely or jointly with others) within the scope of the Employee's employment and which are protectable by copyright are works made for hire as that term is defined in the United States Copyright Act.

         (c) Maintenance of Records. The Employee agrees to keep and maintain adequate and current written records of all Intellectual Property Items made by the Employee (solely or jointly with others) during the term of the Employee's employment with the Company. The records will be in the form of notes, sketches, drawings, and any other format that may be specified by the Company. The records will be available to, and remain the sole property of, the Company at all times.

         (d) Patent and Copyright Registrations. The Employee agrees to assist the Company, or its designee, at the Company's expense, in every proper way to secure the Company's rights in the Intellectual Property Items and any copyrights, patents, mask work rights or other intellectual property rights relating thereto in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto and the execution of all applications, specifications, oaths, assignments and all other instruments which the Company shall deem necessary in order to apply for and obtain such rights and in order to assign and convey to the Company, its successors, assigns and nominees the sole and exclusive rights, title and interest in and to such Inventions, and any copyrights, patents, mask work rights or other intellectual property rights relating thereto.

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         (e) No Use of Name. The Employee shall not at any time use the
Company's name or any of the Company trademark(s) or trade name(s) in any advertising or publicity without the prior written consent of the Company.

9. Return of Company Property. The Employee agrees that, at any time upon request of the Company, and in any event at the time of leaving the employ of the Company, Employee will deliver to the Company (and will not keep in the Employee's possession or deliver to anyone else) any and all devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, other documents or property, or reproductions of any of the aforementioned items, containing Confidential Information or otherwise belonging to the Company, its successors or assigns, whether prepared by the Employee or supplied to the Employee by the Company.

10. Non-Solicitation. The Employee agrees that Employee shall not during the Employee's employment or other involvement with the Company and for a period of twelve (12) months immediately following the termination of the Employee's employment with the Company for any reason, whether with or without cause, (i) either directly or indirectly solicit or take away, or attempt to solicit or take away employees of the Company, either for the Employee's own business or for any other person or entity, or (ii) either directly or indirectly recruit, solicit or otherwise induce or influence any proprietor, partner, stockholder, lender, director, officer, employee, sales agent, joint venturer, investor, lessor, supplier, customer, agent, representative or any other person which has a business relationship with the Company to discontinue, reduce or modify such employment, agency or business relationship with the Company.

11.      Covenants Against Competition.

         (a) Definitions. For the purposes of this Section:

                  (i) "Competing Product" means any product, process, or service of any person or organization other than the Company, in existence or under development (A) which is identical to, substantially the same as, or an adequate substitute for any product, process, or service of the Company, in existence or under development, based on any patent or patent application (provisional or otherwise) naming Employee as inventor thereunder and which Employee has assigned or licensed to the Company, or other intellectual property of the Company about which the Employee acquires Confidential Information, and (B) which is (or could reasonably be anticipated to be) marketed or distributed in such a manner and in such a geographic area as to actually compete with such product, process or service of the Company.

                  (ii) "Competing Organization" means any person or organization, including the Employee, engaged in, or about to become engaged in, research on or the acquisition, development, production, distribution, marketing, or providing of a Competing Product.

         (b) Non-Competition. As a material inducement to the Company to employ or continue the employment of the Employee, and in order to protect the Company's Confidential Information and good will, the Employee agrees to the following stipulations:

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                  (i) For a period of twelve (12) months after termination of the Employee's employment with the Company or its affiliates for any reason, whether with or without cause, the Employee will not directly or indirectly solicit or divert or accept business relating in any manner to Competing Products or to products, processes or services of the Company, from any of the customers or accounts of the Company with which the Employee had any contact as a result of the Employee's employment.

                  (ii) For a period of six (6) months after termination of the Employee's employment with the Company for any reason, whether with or without cause, the Employee will not (A) render services directly or indirectly, as an employee, consultant or otherwise, to any Competing Organization in connection with research on or the acquisition, development, production, distribution, marketing or providing of any Competing Product, or (B) own any interest in any Competing Organization.

         (c) Modification of Restrictions. The Employee agrees that the restrictions set forth in this Section are fair and reasonable and are reasonably required for the protection of the interests of the Company. However, should an arbitrator or court nonetheless determine at a later date that such restrictions are unreasonable in light of the circumstances as they then exist, then the Employee agrees that this Section shall be construed in such a manner as to impose on the Employee such restrictions as may then be reasonable and sufficient to assure Company of the intended benefits of this Section.

12. Publications. The Employee agrees that Employee will in advance of publication provide the Company with copies of all writings and materials which Employee proposes to publish during the term of the Employee's employment and for two years thereafter. The Employee also agrees that Employee will, at the Company's request, cause to be deleted from such writings and materials any information disclosing Confidential Information. The Company's good faith judgment in these matters will be final. At the Company's sole discretion, the Employee will also, at the Company's request, cause to be deleted any reference whatsoever to the Company from such writings and materials.

13. Equitable Remedies. The Employee agrees that it would be impossible or inadequate to measure and calculate the Company's damages from any breach of the covenants set forth in Sections 7, 8, 9, 10 and 11 herein. Accordingly, at the sole discretion of the Company, the Employee agrees that if Employee breaches any of such Sections, the Company will have, in addition to any other right or remedy available, the right to obtain an injunction from a court of competent jurisdiction restraining such breach or threatened breach and to specific performance of any such provision of this Agreement and, if it prevails in such a proceeding, the right to recover from the Employee the costs and expenses thereof, including reasonable attorneys' fees.

14. Representations and Warranties of Employee. The Employee represents and warrants as follows: (i) that the Employee has no obligations, legal or otherwise, inconsistent with the terms of this Agreement or with the Employee's undertaking a relationship with the Company; and (ii) that Employee has not entered into, nor will Employee enter into, any agreement (whether oral or written) in conflict with this Agreement.

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15.      Miscellaneous.

         (a) Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the subject matter. It may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.
         (b) No Waiver. The failure of either party to insist on strict compliance with the terms of this agreement in any instance or instances will not be deemed a waiver of any such term of this Agreement or of that party's right to require strict compliance with the terms of this Agreement in any other instance.
         (c) Successors and Assigns. This Agreement shall be binding on and inure to the benefit of the successors in interest of the parties, including, in the case of the Employee, the Employee's heirs, executors and estate. The Employee may not assign the Employee's obligations under this Agreement. The Company may not assign its obligations under this Agreement, except with the prior written consent of the Employee.
         (d) Notices. Any notices or other communications provided for hereunder may be made by telecopier, first class mail or express courier services provided that the same are addressed to the party required to be notified at its address first written above, or such other address as may hereafter be established for notices, and any notices or other communications sent by first class mail shall be considered to have been made when posted. The parties telecopier numbers are as follows: Company - (617) 928-3450; Employee - (____) ____ - ______.
         (e) Severability. If any term or condition of this Agreement shall be invalid or unenforceable to any extent or in any application, then the remainder of this Agreement, and such term or condition except to such extent or in such application, shall not be affected thereby, and each and every term and condition of this Agreement shall be valid and enforceable to the fullest extent and in the broadest application permitted by law.
         (f) Captions; Gender Captions of sections herein are for convenience only and are not intended to cover all matters therein. Any pronoun or other gender-linked term shall in each case refer, as applicable, to the masculine, feminine or neuter. Any defined term shall include it singular or plural form or other part of speech.
         (g) Governing Law. This Agreement shall be construed and enforced in accordance with the laws of The Commonwealth of Massachusetts without giving effect to its principles on conflict of laws.

         IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement as of the date and year first above written.

                                           PRO-PHARMACEUTICALS, INC.



                                           By:
                                                --------------------------------
                                                Name:   David Platt
                                                Title:  Chief Executive Officer



                                           By:
                                                --------------------------------
                                                Name:   Anthony Squeglia
                                                Title:  Vice President,
                                                        Investor Relations




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                                    Exhibit A

                            List of Prior Inventions
                        and Original Works of Authorship
                        --------------------------------

                                           Identifying
                                           Number or
         Title             Date            Brief Description
         -----             ----            -----------------





















Name of
Employee:  ____________________________________________
                  Anthony D. Squeglia



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